EXHIBIT 10.7

              ADDENDUM TO COAL BED METHANE PARTICIPATION AGREEMENT
                            DATED AS OF MAY 23, 2003








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              ADDENDUM TO COAL BED METHANE PARTICIPATION AGREEMENT

         This ADDENDUM TO COAL BED METHANE PARTICIPATION AGREEMENT (this "AMENDMENT"), dated as of May 23, 2003, is made by and between Dolphin Energy Corporation, a Nevada corporation ("DOLPHIN"), and Horizon Exploitation, Inc., a Colorado corporation ("HORIZON"). The foregoing entities may be referred to herein collectively as the "Parties" and individually as a "Party."

                              W I T N E S S E T H:

         WHEREAS, effective as of October 1, 2002, the Parties entered into a Coal Bed Methane Participation Agreement, which was subsequently amended by the Parties pursuant to a First Amendment to Coal Bed Methane Participation Agreement dated as of January __, 2003, and Second Amendment to Coal Bed Methane Participation Agreement (together, the "AGREEMENT");

         WHEREAS, Article VIII-I and IX-E provide for certain options to participate in a larger working interest in Pilot Project and in Development Wells, and that, given the final drilling date of October 31, 2005, such options could be exercised by Dolphin after the applicable wells were drilled and completed;

         WHEREAS, Article X of the Agreement creates an Area of Mutual Agreement, pursuant to which additional projects would be jointly acquired and developed by the Parties, but the application of the recited options to such future projects is unclear;

         WHEREAS, the Parties have determined that certain clarifications to operation of the Agreement as to acquisitions or projects that may be undertaken in the future are necessary and/or desirable; and

         WHEREAS, the Parties now wish to state the terms and conditions of the Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the Parties hereby agree as follows:

         SECTION 1. The option provisions of Article VIII-I and IX-E shall remain unchanged and shall apply to the Subject Leases and the Bumbaca Leases as presently described in the Agreement, it being the intent that Dolphin's option may be exercised as to any and all wells drilled on those leases after drilling and completion has occurred, and Dolphin shall not be required to participate in drilling of any such well unless it elects to do so.

         Future acquisitions of property shall be owned and maintained on the same terms as the Subject Leases. To that end, Article X-C is amended and clarified to state as follows:



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                If Dolphin is the acquiring Party, it shall, within ten (10)
         days of having made such acquisition, advise Horizon of its acquisition, setting forth all applicable terms and conditions pertaining to its acquisition. Horizon shall participate in any AMI acquisition unless the acquisition opportunity does not in its reasonable business judgment meet economic parameters, including without limitation a net present value rate of return between 17.5% and 20%, it may establish from time to time in its sole discretion for itself or by any Affiliate that may be participating in the Project and that are otherwise comparable to the technical and commercial projections available to Horizon under the terms of other agreements to which Horizon is a party. Horizon shall promptly reimburse Dolphin for all costs and expenses associated with such acquisition, and Dolphin shall promptly assign and convey such interests to Horizon subject to the Carried Interest.

                As to properties so acquired under the provisions of this
         Article X, Dolphin shall have a continuous option for each calendar year for a period of up to one (1) year following the close of a calendar year, in which to participate at a "Heads Up Price" as defined in the Agreement, for an additional 25% working interest in the wells drilled during the previous calendar year. Dolphin shall have the additional option to be exercised if at all within two (2) years from the close of a particular calendar year in which to participate at a "Heads Up Price" for an additional 25% working interest in the wells drilled during the year in question. The option provided for in this paragraph shall be continuous and shall apply annually on a calendar year basis during the term of the Agreement. By way if illustration, if Horizon drill ten (10) wells in 2003, Dolphin may elect to participate for a 25% working interest in those wells before December 31, 2004, and may further elect to participate for an additional 25% in the wells drilled in 2003 up to December 31, 2005. As to wells drilled in calendar 2004, Dolphin may exercise similar options by December 31, 2005 and December 31, 2006, continuing during the entire joint drilling program of the parties.

         SECTION 2. VALIDITY OF AGREEMENT. Notwithstanding any provision of the Agreement in effect prior to the date hereof, the Parties hereby agree that the Agreement has not been terminated and is in full force and effect as of the date hereof.

         SECTION 3. NO FURTHER AMENDMENT OR NOVATION. Except as set forth in this Amendment, all terms and conditions of the Agreement remain unchanged. The Parties hereby ratify and confirm the Agreement as amended hereby. Except to the extent expressly set forth herein, the Agreement has not been amended, modified or supplemented and is in full force and effect. The execution and delivery of this Amendment does not constitute a novation, amendment, payment, satisfaction or extinction of any obligations under the Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

DOLPHIN ENERGY CORPORATION

By      /s/ MARC BRUNER
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Name     MARC BRUNER
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Title       PRESIDENT
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HORIZON EXPLOITATION, INC.

By       /s/ KELLY H. NELSON
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Name     KELLY H. NELSON
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Title     PRESIDENT
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